UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36759	47-1758322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 315-2500

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2016, Walgreens Boots Alliance, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of July 26, 2016, with affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR,” and collectively, the “Selling Stockholders”) and Morgan Stanley & Co. LLC (the “Underwriter”) with respect to a registered underwritten public offering (the “Secondary Offering”) of 15,000,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Stock”), to be sold by the Selling Stockholders. The shares of Common Stock sold by the Selling Stockholders represent approximately 1.4% of the Company’s outstanding shares of Common Stock, based on the number of shares outstanding as of June 30, 2016. The Secondary Offering was completed on August 1, 2016. Upon completion of the Secondary Offering, the Selling Stockholders beneficially own an aggregate of 22,461,215 shares of Common Stock, which represent, in the aggregate, approximately 2.1% of the Company’s outstanding shares of Common Stock, based on the number of shares outstanding as of June 30, 2016.

Pursuant to the Shareholders Agreement by and among the Company, certain of the Selling Stockholders, including affiliates of KKR and certain other investors party thereto, dated as of August 2, 2012, as amended (the “Shareholders Agreement”), KKR together with certain of its affiliates (the “KKR Investors”) were entitled to designate one nominee to the Company’s board of directors (the “Board”) for inclusion in the Company’s slate of directors. Under the Shareholders Agreement, the KKR Investors’ right to designate a nominee terminates in certain circumstances, including if, as of the end of any business day following December 31, 2014, the KKR Investors beneficially own less than the lesser of (a) 4% of the voting power or economic interest of the outstanding Common Stock, or (b) 65% of the shares beneficially owned by the KKR Investors as of immediately following the closing of the Company’s strategic combination with Alliance Boots GmbH on December 31, 2014 (any such termination event, a “KKR Investor Rights Termination Event”). Upon the completion of the Secondary Offering, the KKR Investors’ ownership of outstanding Common Stock fell below the thresholds described above, which constituted a KKR Investor Rights Termination Event under the Shareholders Agreement. As a result, the KKR Investors’ contractual right to designate a nominee to the Board for inclusion in the Company’s slate of directors terminated. However, the Company and KKR have agreed that Dominic Murphy, a senior executive at KKR, will remain a member of the Board following completion of the Secondary Offering, although the KKR Investors will no longer be entitled to designate a nominee to the Board pursuant to the Shareholders Agreement.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-209569) (the “Registration Statement”), including a free writing prospectus dated July 26, 2016 and filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 26, 2016, and a prospectus supplement dated July 26, 2016 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated February 17, 2016 (the “Base Prospectus”), filed by the Company with the Commission on July 28, 2016 pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter and its affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the offering by the Selling Stockholders of the Common Stock, the Underwriting Agreement is filed herewith in order to be incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 26, 2016, among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 1, 2016	By:	/s/ Collin G. Smyser
	Name:	Collin G. Smyser
	Title:	Vice President, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 26, 2016, among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC